EXHIBIT 99.3b

Terra Tech Corp. and Blum
Pro Forma Balance Sheet
As of March 31, 2016

	Terra Tech		Pro Forma
	Corp	Blum	Adjustments		Pro Forma
Assets
Current Assets:
Cash	$1,131,000	$163,566	$-		$1,294,566
Accounts receivable, net	803,916	-	-		803,916
Prepaid expenses	19,368	525,217	-		544,585
Inventory	1,319,061	103,664	-		1,422,725
Total Current Assets	3,273,345	792,447	-		4,065,792

Property, equipment and leasehold improvements, net	7,314,449	681,896	-		7,996,345
Intangible assets, net	1,474,690	-	-		1,474,690
Intangible assets - Blum Oakland			25,000,000	(2)	25,000,000
Deposits	90,636	-	-		90,636
Total Assets	$12,153,120	$1,474,343	$25,000,000		$38,627,463

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued expenses	$1,394,387	$177,228	$-		$1,571,615
Derivative liability	1,334,000	-	-		1,334,000
Accrued liabilities	553,778	2,076,810	43,038	(1)	2,673,626
Total Current Liabilities	3,282,165	2,254,038	43,038		5,579,241

Long Term Liabilities
Long-term debt	1,250,000	-	-		1,250,000
Deferred tax liability, net	44,000	101,900	-		145,900
Total Long Term Liabilities	1,294,000	101,900	-		1,395,900

Commitment and Contingencies
Blum - Cash Contingency			2,088,000	(3)	2,088,000
Blum - Stock Contingency			8,512,000	(3)	8,512,000

Stockholders' Equity
Preferred stock, Convertible Series A, Par value $0.001;
authorized and issued 100 shares as of March 31, 2016	-	-	-		-
Preferred stock, Convertible Series B, Par value $0.001;
authorized 24,970,000 shares as of March 31, 2016;
issued and outstanding as of 21,867,172 as of March 31, 2016	16,150	-	5,717	(4)	21,867
Preferred stock, Convertible Series Q, Par value $0.001;
authorized 21,600 shares as of March 31, 2016;
12,639 shares outstanding as of March 31, 2016	-	-	13	(4)	13
Preferred stock, Convertible Series Z, Par value $0.001;
authorized 8,300 shares as of March 31, 2016;
5,385 shares outstanding as of March 31, 2016	-	-	5	(4)	5
Common stock, Par value $0.001; authorized 350,000,000
shares; issued 349,739,408 shares as of March 31, 2016	349,740	-			349,740
Additional paid-in capital	57,176,915	10,100	14,394,265	(4)	71,581,280
Accumulated Deficit	(50,078,173)	(891,695)	(43,038	)(1)	(51,012,906)
Total Terra Tech Corp. stockholders' equity	7,464,632	(881,595)	14,356,962		20,939,999
Non-controlling interest	112,323	-	-		112,323
Total Stockholders' Equity	7,576,955	(881,595)	14,356,962		21,052,322

Total Liabilities and Stockholders' Equity	$12,153,120	$1,474,343	$25,000,000		$38,627,463

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Terra Tech Corp. and Blum
Proforma Statement of Operations
For the Quarter Ended March 31, 2016

	Terra Tech		Pro Forma
	Corp	Blum	Adjustments		Pro Forma

Total Revenues	$1,548,167	$3,372,474	$(16,076	)(5)	$4,904,565
Cost of Goods Sold	1,414,193	2,912,104	(8,038	)(5)	4,318,259
	133,974	460,370	(8,038)		586,306
Selling, general and administrative expenses	2,046,348	515,692	35,000	(6)	2,597,040
Loss from operations	(1,912,374)	(55,322)	(43,038)		(2,010,734)

Other Income (Expenses)
Amortization of debt discount	(94,406)	-	-		(94,406)
Loss on extinguishment of debt	(920,797)	-	-		(920,797)
Loss from derivatives issued with debt greater than debt carrying value	-	-	-		-
Gain (Loss) on fair market valuation of derivatives	(1,160,700)	-	-		(1,160,700)
Interest Expense	(55,995)	-	-		(55,995)
Total Other Income (Expense)	(2,231,898)	-	-		(2,231,898)

Loss before Provision of Income Taxes	(4,144,272)	(55,322)	(43,038)		(4,242,632)
Provision for income taxes	-	76,868	-		76,868
Net Loss	(4,144,272)	(132,190)	(43,038)		(4,319,500)
Net Loss attributable to non-controlling interest	18,208	-	-		18,208
Net Loss attributable to Terra Tech Corp.	$(4,126,064)	$(132,190)	$(43,038)		$(4,301,292)
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Note 1 - Adjustment from Pro Forma Statement of Operations.

Note 2 - Fair market value of assets acquired from Blum Oakland.

Note 3 - Cash and Stock Contingency expected to be paid and issued for Blum Oakland acquisition.

Note 4 - Preferred stock par value and additional paid in capital for the issuance of stock for the Blum acquisition.

Note 5 - Sales and cost of goods sold between Terra Tech Corp and Blum

Note 6 - Add new Platinum agreement less salaries paid to Blum partners.

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